January 10, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re: Opinion of Counsel for Registration Statement on Form S-8 of Ryder System, Inc.

Gentlemen:

I have acted as counsel for Ryder System, Inc. (the "Company") in connection with its registration on Form S-8 (the "Registration Statement") of participation interests (the "Interests") in the Ryder System, Inc. Deferred Compensation Plan (the "Plan"). In the course thereof, I have examined such records of the Company, certificates of officers of the Company, and other documents as I have deemed relevant and necessary as a basis for the opinions set forth below.

In giving the opinions expressed below, I do not purport to be an expert in the laws of any jurisdiction other than the State of Florida and the United States.

Based upon the foregoing, and relying upon statements of fact contained in the documents referred to, I am of the opinion that:

1. All necessary corporate action with respect to the authorization of the Interests under the Plan has been taken by the Company.

2. Any Interests issued in connection with the Plan will be validly issued, fully paid, and non-assessable when the Registration Statement and any amendments thereto shall have become effective.

3. Because the Plan is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of highly compensated employees, the Plan is not qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and the Plan is exempt from the participation, vesting, funding, and fiduciary responsibility requirements of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Further, benefits under the Plan are not guaranteed under Title IV of ERISA.

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   Securities and Exchange Commission
   January 10, 1997
   Page 2

   I hereby consent to the filing of a copy of this Opinion as an exhibit to the Registration Statement on Form S-8 and to the use of my name therein.

                                            Yours sincerely,

                                            /s/JAMES M. HERRON

                                            James M. Herron
                                            General Counsel